Exhibit 10.2

VEECO INSTRUMENTS INC. 2010 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Veeco Instruments Inc. (the “Company”), is pleased to confirm the award to the individual named below (“Grantee”) of restricted shares of common stock, par value $0.01 per share, of the Company described below, subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the Veeco Instruments Inc. 2010 Stock Incentive Plan, as amended from time to time (the “Plan”) and the terms and conditions set forth in the Veeco Instruments Inc. Terms and Conditions of Restricted Stock Award  (2018) (the “Terms and Conditions”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Grantee:

Award Date:	March 14, 2019

Aggregate number of shares of
Restricted Stock subject to the Award
(the “Award”):

Vesting/Lapsing of Restrictions:

Subject to Grantee’s Continuous Service, 1/4 of the shares comprising the Award will vest, and the restrictions with respect to such shares shall lapse, on each of the first (1st), second (2nd), third (3rd) and fourth (4th) anniversaries of the Award Date (each a “Vesting Date”).  If Grantee would become vested in a fraction of a share on a Vesting Date, such share shall not vest until Grantee becomes vested in the entire share on the following Vesting Date.

Additional Provisions:

This Award shall be subject to the terms and conditions set forth in the Plan and the Terms and Conditions, including the Forfeiture for Restricted Activity, Clawback, Governing Law, and Venue and Jurisdiction provisions of Sections 3.5, 3.6, 4.1 through 4.5, 5.7, and 5.8 of the Terms and Conditions.

IMPORTANT NOTICE

Grantee must sign this Notice and return it to the Company’s Sr. Vice President, Human Resources on or before April 15, 2019.  Return your executed Notice to: Robert Bradshaw by mail at 1  Terminal Drive, Plainview, New York 11803, or email at RBradshaw@Veeco.com.

March 2018 Restricted Stock Award Notice

PLEASE NOTE THAT YOUR ACCEPTANCE OF THE AWARD WILL ALSO CONSTITUTE YOUR ACCEPTANCE OF, AND AGREEMENT TO BE BOUND BY, THE TERMS AND CONDITIONS GOVERNING THE RESTRICTED STOCK AWARD, INCLUDING WITHOUT LIMITATION, THE RESTRICTED ACTIVITY, CLAWBACK, GOVERNING LAW, AND VENUE AND JURISDICTION PROVISIONS OF SECTIONS 3.5, 3.6, 4.1 through 4.5, 5.7, AND 5.8 OF THE TERMS AND CONDITIONS.

VEECO INSTRUMENTS INC.

Name:	Robert W. Bradshaw
Title:	Sr. Vice President Human Resources

Grantee

Print Name		Signature	Date

2

VEECO INSTRUMENTS INC. 2010 STOCK INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD
(2018)

These TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD (2018) (these “Terms and Conditions”) apply to any award by Veeco Instruments Inc., a Delaware corporation (the “Company”), of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions (“Restricted Stock”), pursuant to the Veeco Instruments Inc. 2010 Stock Incentive Plan (as it may be amended from time to time, the “Plan”), which specifically references these Terms and Conditions.

ARTICLE 1

DEFINITIONS

1.1        In General.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan and/or the applicable Notice of Restricted Stock Award (the “Notice”).  In addition, wherever the following term is used in these Terms and Conditions, it shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2       “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 5.2 and the exposure to the risk of forfeiture set forth in Section 3.1, 3.2, 3.5, and 3.6.

ARTICLE 2

RESTRICTED STOCK AWARD

2.1        Award of Restricted Stock.  The Award is made in consideration of Grantee’s agreement to remain in the  service of the Company and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award.

2.2        Award Subject to Plan.  The Award is subject to the terms and provisions of the Plan, including the provisions of Section 11 of the Plan in the event of a Corporate Transaction.

ARTICLE 3

RESTRICTIONS

3.1        Forfeiture.  Unless otherwise provided by written agreement between the Company and Grantee, which may be entered into at any time, including in connection with the termination of Grantee’s Continuous Service, any Shares subject to the Award which are not vested at the time Grantee’s Continuous Service terminates shall thereupon be forfeited immediately and without any further action by the Company or Grantee.  Grantee also may be required to forfeit shares of Restricted Stock subject to the Award, including shares of Common Stock received pursuant to the Award, in accordance with Section 3.5 below.

3.2        Vesting and Lapse of Restrictions.  Subject to Sections 3.1, 3.5, and 3.6, the Restrictions shall lapse with respect to 1/4 of the shares of Restricted Stock subject to the Award, and Grantee’s rights thereto shall vest, on each of the first (1st), second (2nd), third (3rd) and fourth (4th) anniversaries of the Award Date (each a “Vesting Date”); provided, however, that in each case Grantee remains in Continuous Service from the Award Date through such Vesting Date.  If Grantee would become vested in a fraction of a share on a Vesting Date, such share shall not vest until Grantee becomes vested in the entire share on the following Vesting Date.

3.3        Legend.  Until such time as the Restrictions have lapsed, the Company may instruct the transfer agent for the Common Stock and/or other record-keepers to include a restrictive code or similar notation in its records (or legend on stock certificates, if any) to denote the Restrictions and any applicable federal and/or state securities laws restrictions relating to Restricted Stock.  The notation or legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE PLAN AND IN THE TERMS AND CONDITIONS APPLICABLE TO THE RESTRICTED STOCK AWARD, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

3.4        Payment of Taxes; Issuance of Shares.

(a)        Grantee understands, acknowledges and agrees that, unless a Section 83(b) election is made (as described in Section 3.9), the difference between the Fair Market Value of a Share at the time it vests, and the amount, if any, paid by Grantee for such Share is subject to state and federal income taxes and Grantee is responsible for paying such taxes.

(b)        If the Company is required to withhold any such taxes, Grantee hereby authorizes the Company and any brokerage firm determined acceptable to the Company for such purposes to sell on Grantee’s behalf a whole number of Shares from the number of vested Shares delivered to Grantee at the time the Restrictions lapse to generate cash proceeds sufficient to satisfy the tax withholding obligation (“Sale Provisions”).  The Shares will be sold as soon as practicable following the day the tax withholding obligation arises.  Grantee will be responsible for all brokerage fees and other costs of sale and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.  Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Grantee’s tax withholding obligation.  Accordingly, Grantee agrees to pay to the Company as soon as practicable any amount of the tax withholding obligation that is not satisfied by the sale of Shares described above.  By accepting the Award, Grantee expresses his or her intent that the Sale Provisions described above regarding the sale of

Shares to pay taxes are intended to constitute a Rule 10b5-1 sales plan and to satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The Company may, at its discretion, fulfill its tax withholding obligation by reducing the number of vested Shares delivered to Grantee at the time the Restrictions lapse by the number of Shares required to satisfy such tax withholding requirements with respect to Shares (but not cash dividends) (based on the Fair Market Value of Shares at such time).  Such Shares shall be returned to the Company.  Grantee’s acknowledgement and acceptance of these tax provisions are conditions precedent to the right of Grantee to receive the Award under the Plan and these Terms and Conditions.

(c)        In lieu of the sale or reduction of Shares delivered described in paragraph (b) above, Grantee may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company.  Such payment must be made by the date on which the Restrictions lapse or such later date as is established by the Company (not to exceed 15 days after the date on which the Restrictions lapse).

(d)        The Shares will be deposited directly into Grantee’s brokerage account with the Company’s approved broker when vested and any applicable withholding obligations have been satisfied.

(e)        The Company is hereby authorized to satisfy any required withholding with respect to cash dividends from the dividends.

3.5        Forfeiture for Restricted Activity.  Grantee acknowledges that the Company is making this Award of additional compensation, among other reasons, to provide an incentive to Grantee to remain with and to promote the best interests of, the Company,  and to protect the Company’s assets, including its goodwill, Confidential Information (as defined below) and trade secrets, which are legitimate business interests of the Company, and that engaging in “Restricted Activities” (as described in Article IV below), would be detrimental to the legitimate business interests of the Company.    Therefore, in exchange for this Award,  notwithstanding anything to the contrary in these Terms and Conditions or otherwise, if Grantee engages in “Restricted Activities” (as described in Sections 4.1 through 4.5 below), (a) all unvested shares of Restricted Stock will immediately be forfeited, and (b) Grantee shall be required to (i) return to the Company, within 10 business days after the Company’s request to Grantee therefor, all shares of Common Stock received pursuant to the Award that are owned, directly or indirectly, by Grantee and (ii) pay to the Company, within 10 business days of the Company’s request to Grantee therefor, an amount equal to the excess, if any, of the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Grantee received upon the sale or other disposition of all shares of Common Stock received pursuant to the Award (the “After-Tax Proceeds”).  The forfeiture for Restricted Activity provisions of this Section 3.5 and Article IV shall survive and continue to apply beyond settlement of all Awards under the Plan, any termination or expiration of this Award for any reason, and after the provisions of any employment or other agreement between the Company and Grantee have lapsed.

3.6        Clawback.  This Award and all shares of Common Stock received pursuant to the Award, and all shares of Common Stock received pursuant to the Award that are owned, directly or indirectly, by Grantee and any After-Tax Proceeds shall be subject to the Compensation Recoupment Policy, established by the Company, as amended from time to time, or any similar or successor policy.

3.7        Stop-Transfer Notices.  In order to ensure compliance with the Restrictions and any provisions set forth in these Terms and Conditions, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company may issue a “stop transfer” instruction if Grantee fails to satisfy any tax withholding obligations.

3.8        Certain Changes in Capitalization; Additional Securities.  If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Administrator, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed.  In addition, in the case of the occurrence of any event described in this Section 3.8, the Administrator, subject to the provisions of the Plan and these Terms and Conditions, shall make an appropriate and proportionate adjustment in the number and kind of Shares subject to the Award, to the end that after such event Grantee’s proportionate interest shall be maintained as before the occurrence of such event.  Any such adjustment made by the Administrator shall be final and binding upon Grantee, the Company and all other interested persons.  Any securities or cash received (including any regular cash dividend) as the result of ownership of the Restricted Stock (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and Restrictions as the Restricted Stock with respect to which they were issued, including, without limitation, the vesting provisions set forth under Vesting/Lapsing of Restrictions in the Notice.  Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but Grantee may not direct the Company to sell any such warrant or option.  If Additional Securities consist of a convertible security, Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.  In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

3.9        Section 83(b) Election.  Grantee understands that, under Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), Grantee will recognize as ordinary income the difference between the amount, if any, paid for the Shares and the Fair Market Value of the Shares at the time the Restrictions on such Shares lapse.  Grantee understands that, notwithstanding the preceding sentence, Grantee may elect to be taxed at the time of the Award Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date.  In the event Grantee files an 83(b) Election, Grantee will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Shares and the Fair Market Value of such Shares as of the Award Date, and will be responsible for paying all such taxes, and, if applicable, paying the Company the amount of any tax required to be withheld thereon at the time of such election, in the manner set forth in Section 3.4.  Grantee further understands that a copy of such 83(b) Election form must be filed with his or her federal income tax return for the calendar year in which the Award falls, and a copy delivered to the Company.  Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to this Award, and does not purport to be complete or to deal with any state, local or foreign tax requirements that might apply.  GRANTEE FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING GRANTEE’S 83(B) ELECTION, AND THE COMPANY HAS DIRECTED GRANTEE TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH GRANTEE MAY RESIDE, AND THE TAX CONSEQUENCES OF GRANTEE’S DEATH.

ARTICLE 4

FORFEITURE FOR RESTRICTED ACTIVITY

4.1        Restricted Activity.  For the avoidance of doubt, the Company and Grantee agree that Grantee is free to engage in the activities described in this Article IV and that the Company will not seek to enjoin or otherwise stop Grantee from engaging in any such Restricted Activities (provided, however, that the Company reserves such right as it may exist at law or in equity and/or pursuant to any other agreement entered into between the Company and Grantee, including, without limitation, in the Veeco Instruments Inc. Employee Confidentiality and Inventions Agreement (“ECIA”)), but that if Grantee engages in such activities the Company shall have all of the rights set forth in Section 3.5 with respect to the Award, all shares of Common Stock received pursuant to the Award, and any After-Tax Proceeds.

4.2        Company Information:  During the term of employment with the Company and for five years thereafter, Grantee will not use or disclose to any individual or entity any Confidential Information (as defined below) of the Company except (i) in the performance of Grantee’s duties for the Company, (ii) as authorized in writing by the Company, or (iii) as required by law or legal process, provided, that, prior to any such required disclosure, Grantee will notify the Company of the requirement to disclose and, if requested, Grantee will cooperate with the Company’s efforts to prevent or limit such disclosure.  Grantee understands that “Confidential Information” means any information that: (a) is disclosed to, learned by, or created by Grantee in connection with Grantee’s employment with the Company (or a predecessor company now owned by or part of the Company), and (b) the Company treats as proprietary, private or confidential.  Confidential Information may include, without limitation, information relating to the Company’s products, services and methods of operation, the identities and competencies of the Company’s employees, customers and suppliers, trade secrets, know-how, processes, Inventions and the Company Related Inventions (each as defined in the ECIA), techniques, data, sketches, plans, drawings, chemical formulae, computer software, financial information, operating and cost data, research databases, selling and pricing information, business and marketing plans, and information concerning potential acquisitions, dispositions or joint ventures.  Grantee further understands that “Confidential Information” does not include any of the foregoing items which has become publicly known or made generally available (provided that information will not cease to be “Confidential Information” as a result of Grantee’s breach of confidentiality).  Grantee will promptly notify the Company if Grantee becomes aware of any unauthorized use or disclosure of Confidential Information.

4.3        Third Party Information:  Grantee recognizes that the Company has received and in the future will receive from its customers, suppliers and trading partners their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Grantee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity or to use it except as necessary in carrying out Grantee’s work for the Company consistent with the Company’s agreement with such third party.

4.4        Non-competition.  During employment with the Company and for one year thereafter, (a) Grantee will not own, manage, work for or otherwise participate in any business whose products, services or activities compete with the current or currently contemplated products, services or activities of the Company in any state or country in which the Company sells products or conducts business and (x) in which Grantee was involved or (y) with respect to which Grantee had access to Confidential Information, in each case, during the 5 years prior to termination, provided, however, that Grantee may own up to 1% of the securities of any such public company (but without otherwise participating in the activities of such enterprise); and (b) Grantee will not, for himself or any other person: (i) induce or try to induce any customer, supplier, licensor or business relation to stop doing business with the Company or otherwise interfere with the relationship between the Company and any of its customers, suppliers, licensors or business relations; or (ii) solicit the business of any person known by Grantee to be a customer of the Company, whether or not Grantee had personal contact with such person, with respect to products or activities that compete with the products or activities of the Company in existence or contemplated at the time of termination of Grantee’s Continuous Service.  Grantee agrees that this covenant is reasonable with respect to its scope, geographical area, and duration.

4.5        Non-solicitation.  During employment with the Company and for one year thereafter, Grantee will not, for himself or any other person: (a) induce or try to induce any employee to leave the Company or otherwise interfere with the relationship between the Company and any of its employees, or (b) employ or engage as an independent contractor, any current or former employee of the Company, other than former employees who have not worked for the Company within the past year.  Grantee agrees that this covenant is reasonable with respect to its scope and duration.

4.6        Severability:  The invalidity or unenforceability of any paragraph or provision (or any part thereof) of the Notice or these Terms and Conditions shall not affect the validity or enforceability of any one or more of the other paragraphs or provisions (or other parts thereof), and all other provisions shall remain in full force and effect.  If any provision of the Notice or these Terms and Conditions is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

1.         Notice of Immunity under the Defend Trade Secrets Act and Other Protected Rights.  Grantee understands that, in accordance with the Defend Trade Secrets Act of 2016, Grantee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  Grantee also understands that if Grantee ever files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Grantee may disclose trade secrets to Grantee’s attorney and use the trade secret information in the court proceeding provided Grantee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.    Grantee understands that nothing contained in the Notice, these Terms and Conditions, or the Plan limits Grantee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Grantee further understands that nothing in the Notice, these Terms and Conditions, or the Plan limits Grantee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  Nothing in the Notice, these Terms and Conditions, or the Plan limits Grantee’s right to receive an award for information provided to any Government Agencies.

ARTICLE 5

OTHER PROVISIONS

5.1        Book Entry; Escrow.  The unvested Shares will be held in book-entry or global certificate form.  If the Company instead chooses to issue share certificates representing the Shares, the certificates for the Shares shall be deposited in escrow with the Secretary or Assistant Secretary of the Company or such other escrow holder as the Company may appoint; provided,  however, that in no event shall Grantee retain physical custody of any certificates representing unvested Shares issued to him.  The deposited certificates shall remain in escrow until all of the Restrictions lapse or shall have been removed.

5.2        Restricted Stock Not Transferable.  No unvested Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided,  however, that this Section 5.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

5.3        Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Shares pursuant to Section 5.1,  Grantee shall have all the rights of a stockholder with respect to said Shares, subject to the Restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all Additional Securities received by Grantee with respect to such Restricted Stock shall, as provided in Section 3.8, also be subject to the Restrictions until the Restrictions on the underlying Shares lapse or are removed pursuant to these Terms and Conditions.

5.4        No Right to Continued Employment.  Nothing in the Notice, these Terms and Conditions or the Plan shall confer upon Grantee any right to continue in the service of the Company or any Related Entity or shall interfere with or restrict in any way the rights of the Company or any Related Entity, which are hereby expressly reserved, to discharge Grantee at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and Grantee.

5.5        No Right to Future Awards.  Nothing in the Notice, these Terms and Conditions or the Plan shall confer upon Grantee any right with respect to future Awards under the Plan, or any right with respect to any other award under any plan of the Company or any Related Entity.

5.6        Entire Agreement.  The Notice, these Terms and Conditions and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to

Grantee’s interest except by means of a writing signed by the Company and Grantee.  For the avoidance of doubt, the restrictions set forth in Sections 4.2 through 4.5 above do not supersede any other agreement between the Company and Grantee, including, without limitation, the ECIA.  Nothing in the Notice, the Plan and these Terms and Conditions (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  Should any provision of the Notice, the Plan or these Terms and Conditions be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

5.7        Governing Law.  The Notice, the Plan and these Terms and Conditions are to be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights, duties, and obligations of the parties.

5.8        Venue and Jurisdiction.  The Company, Grantee, and Grantee’s assignees pursuant to Section 5.2 (the “parties”) expressly agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or these Terms and Conditions shall be brought in the United States District Court for the Eastern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of Nassau) and that the parties shall submit to the exclusive jurisdiction of such courts.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  The parties agree and submit to personal jurisdiction in either court.  The Parties further agree that this Venue and Jurisdiction is binding on all matters related to the Notice, the Plan, or these Terms and Conditions and may not be altered or amended by any other arrangement or agreement (including an employment agreement) without the express written consent of Grantee and the Company.  If any one or more provisions of this Section 5.8 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

5.9        Jury Trial.  THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE NOTICE, THE PLAN OR THESE TERMS AND CONDITIONS.

5.10      Conformity to Securities Laws.  Grantee acknowledges that the Plan and these Terms and Conditions are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and these Terms and Conditions shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.11      Amendment, Suspension and Termination.  The Award and these Terms and Conditions may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of the Award or these Terms and Conditions shall, without the consent of Grantee, alter or impair any rights or obligations under any Award.

5.12      Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or these Terms and Conditions shall be submitted by Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

5.13      Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Grantee to his address shown in the Company records, and to the Company at its principal executive office.

5.14      Severability.   The invalidity or unenforceability of any paragraph or provision of these Terms and Conditions shall not affect the validity or enforceability of any other paragraph or provision, and all other provisions shall remain in full force and effect.  If any provision of these Terms and Conditions is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

5.15      Certain Provisions Applicable to Grantees Employed at International Locations.  The Company will assess its requirements regarding tax, social insurance and any other payroll tax (“Tax-Related Items”) withholding and reporting in connection with the Shares.  These requirements may change from time to time as laws or interpretations change.  Regardless of the actions of the Company in this regard, Grantee hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that the Company makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the Award and does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Grantee’s liability regarding Tax-Related Items.  In the event that the Company must withhold any Tax-Related Items in connection with the Award, Grantee agrees to make arrangements satisfactory to the Company to satisfy all withholding requirements.  Grantee authorizes the Company to withhold all applicable Tax-Related Items legally due from Grantee from his or her wages or other cash compensation paid him or her by the Company and/or to cause the sale of vested Shares on Grantee’s behalf or reduce the number of vested Shares delivered to Grantee at the time the Restrictions lapse, as contemplated by Section 3.4 above, to satisfy such Tax-Related Items.

5.16      Data Protection and Privacy.  The Grantee understands that the Company may (a) collect, process, store, use and disclose Grantee’s personal data, (b) make such data available to the Company’s affiliates and subsidiaries, as well as to certain appropriate third parties who provide products or services to the Company (for example, human resource service providers), and (c) transmit, transfer and store such data to/on the Company’s information systems which may be located outside Grantee’s home country, in countries which may have different data protection and privacy laws than Participant’s home country.  Any such collection, processing, storage, use, disclosure, transmission or transfer shall be made only for lawful purposes, for example, managing Grantee’s employment relationship with the Company and administering the Company’s compensation programs.  For more information, please consult the Company’s applicable policies covering personal data protection and privacy, as may be in effect from time to time.

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